SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2012

WMX Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

FL	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Harvard Square, One Mifflin Place, 4th Floor , Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-674-7644

Smart Kids Group, Inc (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 26, 2012, Richard Shergold, Lisa Yakiwchuck and Anthony Guerriero each resigned as members of our board of directors. There was no known disagreement with Richard Shergold, Lisa Yakiwchuck or Anthony Guerriero on any matter relating to the Company’s operations, policies or practices.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On July 26, 2012, our board of directors approved an amendment to our Bylaws which will allow for a single director to serve on the board of directors.

SECTION 8 – OTHER EVENTS

Section 8.01 Other Events

The information set forth in Item 5.03 is incorporated herein by reference.

On June 11, 2012 a majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of changing our name to “WMX Group Holdings, Inc.” On June 22, 2012 we filed a Definitive 14C Information Statement (“Information Statement”) to notify our shareholders of our intention to change our name. The resolution to change our name became effective twenty calendar days after we first mailed the Information Statement to our shareholders. Therefore, on July 17, 2012 we caused the Certificate of Amendment to be filed with the Florida Secretary of State and effected our name change to “WMX Group Holdings, Inc.”

In connection with the name change, we have the following new CUSIP number: 92936S104. On July 26, 2012, we received notice from FINRA that our application for a name change has processed. The new symbol will be WMXG.

A copy of the Certificate of Amendment that was filed with the Florida Secretary of State is attached hereto as Exhibit 3.1 and the Amended Bylaws are attached hereto as Exhibit 3.2 and are incorporated by reference herein.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment
3.2	Amended Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMX Group, Inc.

/s/ Thomas Guerriero

Thomas Guerriero
Chief Executive Officer and Director

Date: July 26, 2012

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